Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of Sunrise Senior Living, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a) this Annual Report on Form 10-K of the Company for the period ended December 31, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

/s/  Richard J. Nadeau
Richard J. Nadeau
Chief Financial Officer

Date: February 27, 2009